Exhibit 21.0

SUBSIDIARIES OF

ICF INTERNATIONAL, INC.

NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
ICF Consulting Group, Inc.	Delaware
ICF Consulting Pty. Ltd.	Australia
ICF Consultoria do Brasil, Ltda.	Brazil
ICF Consulting Canada, Inc.	Canada
ICF Consulting Services, L.L.C.	Delaware
ICF Emergency Management Services, L.L.C.	Delaware
ICF Incorporated, L.L.C.	Delaware
(d/b/a ICF (Delaware), L.L.C. in Arizona)
(d/b/a ICF Consulting, L.L.C. in California)
(d/b/a ICF, L.L.C. in Michigan)
(d/b/a ICF Minnesota, L.L.C. in Minnesota)
(d/b/a ICF (Delaware), L.L.C. in Missouri)
(d/b/a ICF Delaware in New York)
(d/b/a ICF Ohio, L.L.C. in Ohio)
(d/b/a ICF PA, L.L.C. in Pennsylvania)
(d/b/a ICF, L.L.C. in Texas)
(d/b/a ICF, L.L.C. in Virginia)
ICF Resources, L.L.C.	Delaware
ICF Consulting India Private, Ltd.	India
ICF Consulting Limited	U.K.
ICF Z-Tech, Inc.	Maryland
ICF SH&E, Inc.	Delaware
ICF SH&E Limited	U.K.
(d/b/a ICF SH&E Limited (Singapore Branch) in Singapore)
ICF Jones & Stokes, Inc.	Delaware
ICF International Consulting (Beijing) Company, Ltd.	China
ICF Jacob & Sundstrom, Inc.	Maryland
ICF Macro, Inc.	Delaware
(d/b/a Macro International, Inc. in Kenya)
(d/b/a ICF Macro Inc. Succursale Mali in Mali)
(d/b/a ICF Macro Inc. in South Africa)
GHK Holdings Ltd.	U.K.
ICF Consulting Services, Ltd. (f/k/a GHK Consulting Ltd.)	U.K.
(d/b/a GHK Consulting Limited, Philippine Branch in the Philippines)
(d/b/a GHK Consulting Ltd. Pakistan Branch in Pakistan)
ICF Consulting Services Hong Kong Ltd. (f/k/a GHKHong Kong) Ltd.	Hong Kong
ICF Consulting Services, India Private, Ltd. (f/k/a GHK Development Consultants India Private, Ltd.)	India
GHK Polska Szoo	Poland
GHK International Ltd.	U.K
GHK International Inc.	South Carolina
GHK Pakistan Ltd.	Pakistan
CityTech, Inc.	Illinois
OCO Holdings, Inc.	Delaware
Olson + Co., Inc.	Minnesota
Bonfire Partners, L.L.C.	Minnesota
Olson Canada, Inc.	Ontario, Canada
PulsePoint Group, LLC	Texas
Olson PR, LLC	Illinois
Three-Forty Communications, LLC	California
Full Angle Communications, SA	Belgium
Mostra, SA	Belgium